Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Announces Appointment of Diane Ellis
as President of its Chico’s Brand

Ellis brings proven track record of driving innovation, growth and profitability

FORT MYERS, Fla., October 6, 2016 -- Chico's FAS, Inc. (NYSE: CHS) today announced that Diane Ellis has been appointed president of its Chico’s brand, effective November 1, 2016. In this role, Ms. Ellis will oversee all business activities for Chico’s and will report directly to Shelley Broader, president and chief executive officer of Chico’s FAS.

Ms. Ellis has more than 35 years of retail experience and joins Chico’s from The Limited, where she served as chief executive officer and was instrumental in driving the strategy behind the company’s growth and business transformation over the past three years. Prior to The Limited, Ms. Ellis was president and chief operating officer of Brooks Brothers, where she led the stores, ecommerce, IT, HR, sourcing, product development, finance, supply chain and planning functions in support of the global operations of the brand.

"Diane is a seasoned leader who has proven time and again that she is one of the most strategic business and brand builders in retail. She brings merchandising, marketing and operational expertise as well as a strong passion for our customers,” said Ms. Broader. “As we continue to position our Company to win in the future, I am proud to welcome Diane to Chico’s."

“I am thrilled to join Chico’s, an iconic brand that I’ve long admired,” Ms. Ellis said. “The Company has made great strides with its strategic initiatives, and as the retail landscape and customer behavior evolves, I’m excited to lead and support the team as we continue to strengthen Chico’s brand position and find new ways to innovate and delight our customers.”

Prior to Brooks Brothers, Ms. Ellis was the founding partner of Lighthouse Retail Group, managing director for the Retail Strategy Practice at PricewaterhouseCoopers, and director of merchandise planning, allocation and inventory control at Filene’s. Ms. Ellis also served in merchandising, planning, strategy and store management roles at Joseph Horne’s department stores and at Marshalls, where she launched the petite and swimwear businesses. She is a member of the board of directors of Stage Stores, Inc.

ABOUT CHICO’S FAS, INC.
The Company, through its brands - Chico's, White House Black Market, and Soma - is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of July 30, 2016, the Company operated 1,517 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please visit www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Executive Contact:
Jessica Wells
Vice President – Public Relations
Chico's FAS, Inc.
(239) 346-4798